EXHIBIT 11
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                      TEXACO INC. AND SUBSIDIARY COMPANIES
                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                 (Millions of dollars, except per share amounts)


Primary Net Income Per Common Share                                        1996            1995             1994
-----------------------------------                                        ----            ----             ----
     Net income from continuing operations, before
         cumulative effect of accounting change                           $ 2,018          $   728         $   979

     Net loss from discontinued operations                                     --               --             (69)

     Cumulative effect of accounting change                                    --             (121)             --
                                                                          -------          -------         -------
     Net income                                                             2,018              607             910

         Less: Preferred stock dividend requirements                          (58)             (60)            (91)
                                                                          -------          -------         -------

     Primary net income available for common stock                        $ 1,960          $   547         $   819
                                                                          =======          =======         =======
     Average number of primary common shares outstanding
         for computation of earnings per share (thousands)                260,717          259,983         258,813
                                                                          =======          =======         =======
     Primary net income per common share                                  $  7.52          $  2.10         $  3.17
                                                                          =======          =======         =======

Fully Diluted Net Income Per Common Share


     Net income                                                           $ 2,018          $   607         $   910

         Less: Preferred stock dividend requirements of
                non-dilutive and anti-dilutive issues and
                adjustments to net income associated with
                dilutive securities                                           (24)             (60)            (90)
                                                                          -------          -------         -------
     Fully diluted net income                                             $ 1,994          $   547         $   820
                                                                          =======          =======         =======
     Average number of primary common shares outstanding
         for computation of earnings per share (thousands)                260,717          259,983         258,813

     Additional  shares   outstanding   assuming  full  conversion  of
         dilutive convertible securities into common stock (thousands):
              Convertible debentures                                          145              147             148
              Series B ESOP Convertible Preferred Stock                     9,438               --              --
              Other                                                           612              408              69
                                                                          -------          -------         -------
     Average number of fully diluted common
         shares outstanding for computation of
         earnings per share (thousands)                                   270,912          260,538         259,030
                                                                          =======          =======         =======
     Fully diluted net income per common share                            $  7.36          $  2.10         $  3.17
                                                                          =======          =======         =======

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